PRESS RELEASE

For Immediate Release Ormat Technologies Contact: Dita Bronicki CEO and President +1-775-356-9029 dbronicki@ormat.com	Investor Relations Contact Jeff Corbin/Lee Roth KCSA Worldwide 212-896-1214/212-8961209 jcorbin@kcsa.com/lroth@kcsa.com

Ormat Technologies, Inc. Completed Refinancing of its Puna Geothermal Project in Hawaii

SPARKS, Nevada, May 19, 2005 – Ormat Technologies, Inc. (NYSE: ORA) is pleased to announce that today, Ormat's subsidiary, Puna Geothermal Venture ("PGV"), completed the refinancing of the Puna Geothermal Project, located on the Big Island, Hawaii (the "Puna Project") which was acquired in June 2004. The transaction was finalized with financing parties, as described in the Company's press release issued on May 17, 2005.

About Ormat Technologies

Ormat Technologies, Inc. is a vertically integrated company primarily engaged in the geothermal and recovered energy power business. The company designs, develops, builds, owns and operates geothermal power plants. It also designs, develops and builds, and plans to own and operate, recovered energy-based power plants. Additionally, the company designs, manufactures and sells geothermal and recovered energy power units and other power generating equipment, and provides related services. Ormat products and systems are covered by more than 70 patents. Ormat currently has operations in the United States, Israel, the Philippines, Guatemala, Kenya, and Nicaragua.

Safe Harbor Statement

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat's 10-K/A filed with the Securities and Exchange Commission on April 12, 2005.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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